Exhibit 10.1

THIRD AMENDMENT

OF THE

H.B. FULLER COMPANY

DEFINED CONTRIBUTION RESTORATION PLAN

(As Amended and Restated Effective January 1, 2008)

H.B. Fuller Company (the “Company”) has adopted the H.B. Fuller Company Defined Contribution Restoration Plan (the “Plan”), and maintains the Plan, as amended and restated. The Company, acting through the Compensation Committee of its Board of Directors, pursuant to Sections 9.1 and 11.1.3 of the Plan, has approved and adopted the following Plan amendments, and has directed the Vice President of Human Resources to execute such amendments:

1.	Section 1.2.3. is amended in its entirety to read as follows, effective January 1, 2019:

1.2.3       Base Plan – the H.B. Fuller Company 401(k) and Retirement Plan or any successor plan thereto.

2.	Section 3.2 is amended in its entirety to read as follows, effective January 1, 2019:

3.2          Restoration Nonelective Credits.

3.2.1.     Non-discretionary Nonelective Amount. As soon as administratively feasible after the end of each Plan Year beginning on or after January 1, 2019, the Company shall credit the Account of each eligible Participant with an amount equal to one percent (1%) of the Participant’s Restoration Nonelective Compensation for such Plan Year.

3.2.2.      Discretionary Nonelective Amount. As soon as administratively feasible after the end of each Plan Year beginning on or after January 1, 2019, the Company shall credit the Account of each eligible Participant with an amount equal to the percentage of discretionary “Nonelective Contribution” made by the Company under the Base Plan (if any) for such Plan Year multiplied by the Participant’s Restoration Nonelective Compensation for such Plan Year.

3.2.3.     Eligible Participants. For purposes of this Section 3.2, a Participant shall be an eligible Participant for a Plan Year only if the Participant was eligible to receive a “Nonelective Contribution” under the Base Plan for such Plan Year.

H.B. FULLER COMPANY

Dated: December 17, 2018	/s/ Paula Cooney
Paula Cooney, Vice President of Human Resources

US.120004226.02